                                   EXHIBIT 21

                    SUBSIDIARIES OF LINDSAY MANUFACTURING CO.


                                                                      Ownership
                                                                     Percentage
                                                                     ----------
Lindsay International Sales Corporation -- Delaware                      100%

Lindsay Transportation, Inc. -- Nebraska                                 100%

Lindsay Foreign Sales Corporation -- Virgin Islands                      100%

Lindsay -- Irrigation Pty., Ltd. -- Australia (Inactive)                 100%

Lindsay DISC, Inc. -- Delaware (Inactive)                                100%

Lindsay Europe SA -- France                                              100%

Irrigation Specialists, Inc. -- Delaware                                 100%

Lindsay America do Sul Ltda. -- Brazil                                   100%

LMC Professional Supply, Inc. -- Delaware (Inactive)                     100%



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